UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date

January 7, 2022

(Date of earliest event reported)

TELKONET, INC.

(Exact Name of Registrant as Specified in Its Charter)

Utah

(State or Other Jurisdiction of Incorporation)

000-31972	87-0627421
(Commission File No.)	(I.R.S. Employer Identification No.)

20800 Swenson Drive, Suite 175, Waukesha, WI 53186

(Address of Principal Executive Offices)

414.302.2299

(Registrant's Telephone Number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.01. Changes in Control of Registrant.

As previously reported in the Current Report on Form 8-K of Telkonet, Inc. (the “Company”) dated August 10, 2021, on August 6, 2021, the Company entered into a stock purchase agreement (the “Purchase Agreement”) with VDA Group S.p.A., an Italian joint stock company (“VDA”), pursuant to which VDA would, at the Closing (as defined in the Purchase Agreement”), contribute $5 million to Telkonet (the “Financing”) and, in exchange, Telkonet would issue to VDA (the “Issuance”): (i) 162,900,947 shares of common stock of Telkonet, par value $0.001 per share (the “Common Stock”); and (ii) a warrant to purchase 105,380,666 additional shares of Common Stock (the Financing and the Issuance referred to herein collectively as the “Transaction”). The Closing occurred on January 7, 2022.

Following the issuance of 162,900,947 shares of Common Stock to VDA upon the Closing, VDA owns 53% of the issued and outstanding Common Stock on a fully diluted as exercised/converted basis and could eventually own as much as 65% of the issued and outstanding Common Stock on a fully diluted as exercised/converted basis if it fully exercises the Warrant. Accordingly, the Transaction will result in a change of control of the Company.

VDA received funds for payment of the closing consideration of $5,000,000 from its parent company, VDA Holding S.A., which in turn borrowed such funds from Nomadix Holding LLC.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (d) In connection with the Transaction and pursuant to the Purchase Agreement, Arthur E. Byrnes, Peter T. Koss and Leland D. Blatt (collectively, the “Former Directors”) resigned from the Board of Directors of the Company (the “Board”) and any respective committees of the Board to which they belonged effective as of the Closing. The vacancies resulting from the resignations of the Former Directors were filled by Piercarlo Gramaglia, Flavio De Paulis and Steven E. Quick (collectively, the “New Directors”), all of whom were appointed by the remaining Board members effective as of the resignations of the Former Directors, resulting in a change of control of the Board. Jason L. Tienor and Tim S. Ledwick, who were Board members prior to the Closing, remained on the Board after the Closing. The New Directors will serve until the next annual meeting of the Company’s stockholders or until their resignation and/or a respective successor is elected. It is expected that Mr. Gramaglia will serve on the Nominating Committee, Mr. De Paulis will serve on the Nominating Committee and the Compensation Committee and Mr. Quick will serve on the Audit Committee and the Compensation Committee.

After the Closing, Mr. Ledwick and Mr. Quick will be compensated at a rate of $2,500 per month payable in cash for their service on the Board and Mr. De Paulis and Mr. Tienor will be compensated at a rate of $1,667 per month payable in cash for their service on the Board. Mr. Gramaglia will not be compensated for his service on the Board.

Other than set forth above, none of the New Directors is party to any plan, contract, arrangement or understanding with any person pursuant to which they were appointed as directors, nor is any New Director party to any transaction required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

(b) (c) Also in connection with the Transaction, effective upon the Closing, Mr. Tienor resigned from his position as Chief Executive Officer of the Company and the Board appointed Mr. Gramaglia to serve as the Chief Executive Officer of the Company effective as of the Closing and pursuant to the terms of a Consulting Agreement between the Company and Mr. Gramaglia. Under the terms of the Consulting Agreement, Mr. Gramaglia will serve as Chief Executive Officer of the Company for a term of eighteen (18) months, unless earlier terminated pursuant to the terms of the Consulting Agreement. In exchange for his service as Chief Executive Officer, the Company will pay Mr. Gramaglia an annual fee of $30,000 and will pay his reasonable expenses associated with the performance of his duties as Chief Executive Officer.

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Mr. Gramaglia brings to the Company a wealth of knowledge and experience with respect to mid-sized companies with a core business involving the manufacture of products. Mr. Gramaglia’s prior professional experience include sales and marketing with a focus on business development and mergers and acquisitions, with specific competences in turnaround projects based on topline development. Mr. Gramaglia has worked with a variety of companies and entrepreneurial groups, including Urmet, an integrated building communication and security systems manufacturer, and Gewiss, a provider of energy and light products services, for which Mr. Gramaglia served as the International Sales Director from 2016 to March 2017, publicly listed Italian companies (Nice) and a group held by a financial investor, Targetti Sankey, S.p.A., a lighting design and manufacturing firm. He served as the Chief Executive Officer of Targetti Sankey, S.p.A., from March 2017 to April 2018. Mr. Gramaglia has served as the Chief Executive Officer and director of VDA since April 2019. Mr. Gramaglia has also served as a Partner of OPES Mind, a management consulting firm, since July 2020. Mr. Gramaglia has a degree in Marketing and Export Trade from Università degli studi Torino.

Other than as described above, there are no plans, contracts, arrangements or understandings between Mr. Gramaglia and any other person pursuant to which Mr. Gramaglia was appointed as Chief Executive Officer. There are no family relationships among any of the Company’s directors or executive officers and Mr. Gramaglia, nor is Mr. Gramaglia party to any transaction required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

(e) Also in connection with the Transaction, the Company entered into new employment agreements with three executives (the “Continuing Executives”) to be effective upon the Closing. The Continuing Executives are Jason L. Tienor, who will serve as Chief Sales & Operation Officer of the Americas, Jeffrey J. Sobieski, who will serve as Chief Technology Officer, and Richard E. Mushrush, who will serve as Chief Financial Officer.

Mr. Tienor’s employment agreement has an initial term of two (2) years, which will automatically renew for a period of an additional twelve (12) months subject to the termination provisions, and provides for a base salary of $222,800 per year as well as bonuses and benefits based upon the Company’s internal policies and participation in the Company’s incentive and benefit plans.

Mr. Sobieski’s employment agreement has an initial term of one (1) year, which will automatically renew for a period of an additional twelve (12) months subject to the termination provisions, and provides for a base salary of $211,625 per year as well as bonuses and benefits based upon the Company’s internal policies and participation in the Company’s incentive and benefit plans.

Mr. Mushrush’s employment agreement has an initial term of one (1) year, which will automatically renew for a period of an additional twelve (12) months subject to the termination provisions, and provides for a base salary of $122,000 per year as well as bonuses and benefits based upon the Company’s internal policies and participation in the Company’s incentive and benefit plans.

Stock options or other awards may be periodically granted to employees under the Company’s equity incentive plan at the discretion of the Compensation Committee of the Board. Executives of the Company are eligible to receive stock option grants, based upon individual performance and the performance of the Company as a whole.

The employment agreement of each of the Continuing Executives contains provisions describing the Continuing Executive’s compensation in the event of a separation. If a Continuing Executive is terminated with Cause (as defined below) or as a result of death or disability, he will be entitled to the accrued, unpaid portion of his base salary, accrued, unused paid time off, unpaid expenses, and benefits to which the Continuing Executive may be entitled under the terms of any applicable compensation arrangement or benefit plan provided (the “Accrued Compensation”). If the Continuing Executive is terminated by the Company without Cause or resigns for Good Reason (as defined below), in addition to Accrued Compensation, the Continuing Executive is entitled to receive an amount equal to his base salary for twelve (12) months following the termination, and the Company will pay the Continuing Executive’s health insurance premiums for the same period. In addition, if Mr. Tienor is terminated for any reason, he will also be entitled to payment for redemption of his current holdings of Series A preferred stock in an amount equal to the Series A original issue price plus unpaid accruing dividends for such shares to the date of redemption (as set forth in the Company’s Articles of Incorporation currently in effect), to the extent such redemption is permitted by applicable law.

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Under each of the employment agreements, “Cause” is generally defined as the occurrence of any of the following: (i) theft, fraud, embezzlement or any other act of intentional dishonesty by the executive officer; (ii) any material breach by the executive officer of any provision of his employment agreement that is not cured within fourteen (14) days after written notification by the Company; (iii) any habitual neglect of duty or misconduct of the executive officer in discharging any of his duties and responsibilities under his employment agreement after a written demand for performance was delivered to the executive officer; (iv) commission by the executive officer of a felony or any offense involving moral turpitude; or (v) any default of an executive officer’s obligations under his employment agreement, or any failure or refusal of the executive officer to comply with the Company’s policies, rules and regulations that is not cured within fourteen (14) days after written notification by the Company. “Good Reason” is generally defined as the occurrence of any of the following: (i) any material adverse reduction in the scope of the executive officer’s authority or responsibilities; (ii) any reduction in the amount of the executive officer’s compensation or participation in any employee benefits; or (iii) the executive officer’s principal place of employment is actually or constructively moved to any office or other location seventy-five (75) miles or more outside of Milwaukee, Wisconsin. The executive officer must provide the Company with written notice of the Good Reason and if such reason involves a reduction in the scope of the executive officer’s authority or duties, the Company shall have thirty (30) days to cure the defect.

Item 8.01. Other Events.

On January 12, 2022, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is furnished as Exhibit 99.1 of this report.

The information under Item 8.01 and in Exhibit 99.1 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information under Item 8.01 and in Exhibit 99.1 of this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibit.

Exhibit No.	Description

99.1	Press Release, dated January 12, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2022	TELKONET, INC.

By: /s/ Piercarlo Gramaglia
Piercarlo Gramaglia
Chief Executive Officer

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